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                                                             EXHIBIT 10.2

                FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL
                -------------------------------------------------
                           SINGLE-TENANT LEASE -- NET
                           --------------------------

               This First Amendment to Standard Industrial/Commercial Single-Tenant Lease -- Net (this "Amendment") is made as of this 11/th/ day of
                                  ---------
June, 2001, by and between YORK MOORPARK INDUSTRIAL, L.L.C., an Arizona limited liability company ("Landlord") and VARIFLEX, INC., a Delaware corporation
                    --------
("Tenant").
  ------

                                    RECITALS
                                    --------

               A. Landlord and Tenant are parties to that certain Standard Industrial/Commercial Single Tenant Lease -- Net dated as of December 1, 1999 (which, together with those certain various Addenda attached thereto which incorporate Paragraphs 50 through 60 into such lease, is hereinafter referred to
            -------------         --
as the "Original Lease"), respecting the lease of certain premises (the
        --------------
"Existing Premises"), as more particularly described in the Original Lease,
 -----------------
which Existing Premises constitute that certain real property containing approximately four and thirty-six one hundredths (4.36) acres, including all improvements thereon (including a free-standing building containing approximately one hundred four thousand (104,000) square feet), commonly known as 5152 North Commerce Avenue, Moorpark, California 93021. The Original Lease was clarified pursuant to that certain letter agreement dated February 22, 2000 (the "Letter Agreement"), whereby Landlord and Tenant clarified and agreed that
      ----------------
the Base Rent under the Original Lease for the period between January 1, 1999 and December 31, 1999 was Thirty-Four Thousand Seven Hundred Thirty-One and 84/100 ($34,731.84) per month, subject to increase as elsewhere provided in the Original Lease. The Original Lease as modified by the Letter Agreement is hereinafter referred to as the "Existing Lease".
                                --------------

               B. All defined terms used herein but not herein defined shall have the meanings ascribed to such terms in the Existing Lease.

               C. The Existing Premises are part of a project (the "Project"),
                                                                    -------
which Project includes only the Existing Premises and that certain real property, including all improvements thereon (including a concrete tilt-up building containing approximately thirty-one thousand two hundred thirty-three (31,233) square feet), commonly known as 5156 North Commerce Avenue, Moorpark, California 93021 (the "Additional Premises"). The Project, including the
                       -------------------
Existing Premises and Additional Premises, are depicted on the site plan attached hereto as Exhibit A and incorporated herein by this reference (the
                   ---------
"Site Plan").
 ---------

               D. The Additional Premises are currently subject to that certain Standard Industrial/Commercial Single-Tenant Lease -- Net dated May 21, 1991 between Landlord (as successor-in-interest to S & B Mortgage Investment Company) and Rolls-Royce Motor Cars, Inc., a Delaware corporation ("Rolls-Royce"), which
                                                           -----------
lease, together with the Addenda attached thereto and any and all amendments, modifications and supplements thereto, is hereinafter referred to as the "Rolls-Royce Lease". Rolls-Royce failed to timely exercise the first (1/st/)
 -----------------
option to extend the term of the Rolls-Royce Lease in the manner required thereby. Accordingly, the Rolls Royce Lease is currently scheduled to expire on June 30, 2001 (the "Scheduled Expiration Date of the Rolls-Royce Lease").
                    --------------------------------------------------

               E. Landlord and Tenant now desire to enter into this Amendment to memorialize the exercise by Tenant of its option, pursuant to Paragraph 54 of
                                                              ------------
the Existing Lease, to lease the Additional Premises. Accordingly, Landlord and Tenant are entering into this Amendment to amend the Existing Lease to provide, among other things, for Tenant's occupancy and possession of the Additional Premises pursuant to the terms set forth below, and to include the Additional Premises within the definition of "Premises" covered by the Existing Lease. The Existing Lease, as amended by this Amendment, is hereinafter referred to as the "Lease".
 -----

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                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend and/or supplement the Existing Lease as of the Effective Date as follows:

         1. Effective Date. The effective date of this Amendment shall be the
            --------------
date upon which Landlord and Tenant have each executed and delivered an executed counterpart of this Amendment to the other party (the "Effective Date").
                                                       --------------

         2. Additional Premises.
            -------------------

               a) Notwithstanding anything contained in the Existing Lease to the contrary, as of July 1, 2001 (the "Additional Premises Commencement Date"),
                                       -------------------------------------
Landlord shall be deemed to have delivered to Tenant and Tenant shall be deemed to have accepted from Landlord, possession of the Additional Premises in its then "as-is, where-is" condition; provided, however, Landlord hereby agrees that all repairs designated upon Exhibit B will be completed either by Rolls Royce or
                            ---------
Landlord, at no expense to Tenant, on or before the Additional Premises Commencement Date; it being understood and agreed that any failure to timely complete any or all of such repairs and/or to complete same in a good, workmanlike manner shall, subject to applicable notice and cure periods, and as Tenant's sole remedy (it being understood and agreed that any such failure shall not result in a delay or an extension of the Additional Premises Commencement
Date), constitute a default by Landlord under the Lease (an "Exhibit B
                                                             ---------
Default"), subject to cure within thirty (30) days following Landlord's receipt
-------
of written notice from Tenant (provided, however, in the event any such cure reasonably requires more than thirty (30) days to complete, Landlord shall not be deemed to be in default so long as Landlord commences such cure within such thirty (30) day period and, thereafter, diligently prosecutes same to completion). In the event Landlord performs any of the repairs or work set forth on Exhibit B, Landlord shall, in connection therewith, perform such work in a
   ---------
commercially reasonable manner and use commercially reasonable efforts to minimize interference with any permitted business then being conducted in the Additional Premises by Tenant. In addition, in connection with any such work performed by Landlord, Landlord shall maintain, or cause its contractors and subcontractors to maintain, commercial general liability insurance with a minimum limit of One Million Dollars ($1,000,000.00) per occurrence and a minimum annual aggregate limit of One Million Dollars ($1,000,000.00), and workers compensation insurance in accordance with applicable law. Such liability insurance shall name Tenant as an additional insured, and all such insurance shall be primary as to any insurance maintained by Tenant. Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, losses and damages (exclusive of consequential damages and/or lost profits) to the extent arising from Landlord's performance of such work. In the event Landlord fails to cure an Exhibit B Default within the subject thirty (30) day period, or, if having commenced such cure within such thirty (30) day period, does not diligently pursue same to completion, Tenant, at its option, shall have the right to cure such Exhibit B Default in accordance with the provisions of Paragraph 13.6(b) of the Existing Lease; provided, however, and notwithstanding
-----------------
anything to the contrary contained in the Existing Lease, Tenant shall not be required to provide any Lender notice of, or an opportunity to cure, any Exhibit B Default prior to Tenant exercising its rights under Paragraph 13.6(b) with
                                                      -----------------
respect to same; and provided further, however, and notwithstanding anything to the contrary contained in Paragraph 13.6(b) of the Existing Lease, Tenant shall
                          -----------------
be entitled to offset all reasonable out-of-pocket costs actually incurred by Tenant in curing an Exhibit B Default against the Rent payable under the Lease, which offset shall not be subject to the one (1) month Base Rent limitation set forth in Paragraph 13.6(b) of the Existing Lease.
         -----------------

               b)   Notwithstanding anything contained in the Existing Lease to the contrary, with respect to the Additional Premises only, the references to "Start Date" in Paragraph 2.3 of the Existing Lease shall be deemed deleted and
                -------------
replaced with the words "Additional Premises Commencement Date", and the words "prior to execution of this Lease", appearing in the fifth (5/th/) sentence of Paragraph 2.3 of the Existing Lease, shall be deemed deleted and replaced with
-------------
the words "prior to the Additional Premises Commencement Date". Subject to the foregoing provisions of this Section 2 setting forth Tenant's cure and
                             ---------

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offset rights in connection with an Exhibit B Default, in no event shall
Landlord be obligated to provide, nor shall Tenant be entitled to, any concession or other monetary amount or allowance on account of the Additional Premises. From and after the Additional Premises Commencement Date, all references in the Existing Lease to the "Premises" shall be deemed to refer to the entirety of the Project, which Project, as set forth above, constitutes the aggregate of the Existing Premises and the Additional Premises. In addition, from and after the Additional Premises Commencement Date, all references in the Existing Lease to the "Building" shall be deemed to refer to all buildings within the Project. Tenant shall, on or before the Additional Premises Commencement Date, provide to Landlord evidence reasonably satisfactory to Landlord of insurance applicable to or covering the Additional Premises in the amounts and forms required to be maintained under the Lease with respect to the Premises. At all times, Tenant shall use, operate, maintain, repair, replace and otherwise occupy the Additional Premises in accordance with the terms and provisions of the Lease. Notwithstanding anything contained in the Existing Lease or this Amendment to the contrary, Tenant shall have no obligation to pay Base Rent or other additional rent or other charges attributable to the Additional Premises until the Additional Premises Commencement Date.

          3. Condition to Amendment and Additional Premises Commencement Date.
             ----------------------------------------------------------------
Notwithstanding anything contained herein to the contrary, Tenant acknowledges that the terms and provisions of this Amendment are expressly contingent upon the expiration or termination of the Rolls-Royce Lease and the vacating of the Additional Premises by Rolls-Royce (except as may otherwise be separately agreed between Tenant and Rolls-Royce). To the extent a dispute arises as to whether or not the Rolls-Royce Lease has properly expired or terminated prior to the Additional Premises Commencement Date, or in the event Rolls Royce fails to vacate and surrender possession of the Additional Premises prior to the Additional Premises Commencement Date (except as may otherwise be separately agreed between Tenant and Rolls-Royce), the Additional Premises Commencement Date shall be extended on a day for day basis until (a) it is determined by Landlord (in Landlord's reasonable discretion) that the Rolls-Royce Lease has expired or terminated, or (b) Rolls Royce, in fact, vacates and surrenders possession of the Additional Premises in broom clean condition (except as may otherwise be separately agreed between Tenant and Rolls-Royce), whichever is later. Notwithstanding anything to the contrary contained herein, in the event Rolls Royce fails to vacate and surrender possession of the Additional Premises on or before July 1, 2001 (except to the extent otherwise separately agreed between Tenant and Rolls-Royce), Landlord shall use commercially reasonable, good faith efforts to cause Rolls Royce to be so removed from possession of the Additional Premises, which such efforts shall be satisfied by the prompt initiation and diligent pursuit of an unlawful detainer action. In all events, if the Additional Premises Commencement Date fails to occur on or before the date which is six (6) months following the Scheduled Expiration Date of the Rolls-Royce Lease, Landlord may, at its sole election, at any time after such date, terminate this Amendment upon written notice to Tenant, in which event the parties shall have no further rights or obligations under this Amendment, and, with respect to the Existing Premises, the parties' rights shall continue under the Existing Lease as if this Amendment never existed.

          4. Base Rent. Notwithstanding anything contained in the Existing Lease
             ---------
to the contrary, commencing upon the Additional Premises Commencement Date, the "Base Rent" then payable under the Lease shall be increased by an amount equal to Eighteen Thousand Seven Hundred Thirty-Nine and 80/100 Dollars ($18,739.80) per month (based upon Sixty Cents ($0.60) per square foot of floor area within the building located within the Additional Premises per month). Tenant shall continue to be obligated to pay Base Rent (as calculated pursuant to this Amendment) at the times and in the manner provided under the Existing Lease; provided that Base Rent shall not be calculated pursuant to the terms of this Amendment unless and until the Additional Premises Commencement Date has occurred in accordance with the terms of this Amendment.

          5. Base Rent Adjustments. Notwithstanding anything to the contrary
             ---------------------
contained herein, Base Rent (as increased pursuant to this Amendment) shall continue to be increased at the times and in the manner set forth in the Existing Lease (including Paragraphs 54(C)(iii) and 56 thereof), except that the
                          ---------------------     --
"New Base Rent" referenced in the first (1/st/) and second (2/nd/) lines of Paragraph 56(A)(I)(b), and against which the fraction described in such
---------------------
Paragraph is multiplied, shall be Sixty-One Thousand Three Hundred Seventy-Nine

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and 80/100 Dollars ($61,379.80). Notwithstanding anything to the contrary contained herein, in the event the Additional Premises Commencement Date fails to occur on or before July 1, 2001, then, pursuant to Paragraph 54(C)(iii) of
                                                      -------------------
the Existing Lease, and notwithstanding anything to the contrary contained in Paragraph 56(A)(I)(a) of the Existing Lease, there shall be no adjustment to the
--------------------
Additional Premises component of Base Rent as of the July 1, 2002 adjustment date set forth in Paragraph 56(A)(I)(a), although all other portions or
                  ---------------------
components of the Base Rent (other than that which is specifically attributable to the Additional Premises) shall continue to be subject to such adjustment; it being understood and agreed that, pursuant to Paragraph 54(C)(iii) of the
                                              -------------------
Existing Lease, the Additional Premises component of Base Rent shall not be subject to adjustment pursuant to Paragraph 56(A) prior to the date which is one
                                  --------------
(1) year following the Additional Premises Commencement Date. Notwithstanding anything to the contrary contained herein, Paragraph 56(A)(II) of the Existing
                                           ------------------
Lease is hereby deleted.

          6.  Security Deposit. On or before the Additional Premises
              ----------------
Commencement Date, Tenant shall deposit with Landlord the sum of Eighteen Thousand Seven Hundred Thirty-Nine and 80/100 Dollars ($18,739.80), which sum shall be added to, maintained as and considered a part of the Security Deposit currently being held by Landlord under the Existing Lease.

          7.  Prepaid Rent. On or before the Additional Premises Commencement
              ------------
Date, Tenant shall pay to Landlord the sum of Twenty-Eight Thousand Ninety-Nine and 80/100 Dollars ($28,099.80), which sum shall be added to the amount currently being held by Landlord under Paragraph 1.6 of the Existing Lease and
                                       -------------
applied (together with the sum currently being held by Landlord under Paragraph
                                                                      ---------
1.6 of the Existing Lease) as a partial payment against the Base Rent for the
---
final month of the Term of the Lease (as the Term may be extended).

          8.  Additional Maintenance, Repair, Replacement and Insurance
              ---------------------------------------------------------
Obligations. Notwithstanding anything to the contrary contained in the Existing
-----------
Lease, from and after the Additional Premises Commencement Date, Tenant shall, at Tenant's sole cost and expense, operate, maintain, repair and replace all improvements within the Project, including all parking and drive areas, in the manner otherwise required of Tenant with respect to the Existing Premises under the Existing Lease. Landlord shall have no responsibility whatsoever (except as may be provided in Paragraphs 9 and 14 of the Existing Lease) for the operation,
                   ------------     --
maintenance, repair or replacement of any portion of the Project.

          9.  Extension of Lease Term. Notwithstanding anything to the contrary,
              -----------------------
any extension by Tenant of the Lease Term pursuant to Paragraph 58 of the
                                                      ------------
Existing Lease shall be exercised with respect to the entirety of the Premises (meaning the Existing Premises and Additional Premises, together).

          10. Subordination Non-disturbance and Attornment Agreement. Landlord,
              ------------------------------------------------------
Tenant and Des Moines Commercial Mortgage Portfolio, LLC, a Delaware limited liability company (the "Lender") are parties to that Subordination,
                        ------
Non-disturbance and Attornment Agreement dated as of December 1, 1999 (the "SNDA"). Pursuant to Paragraph 54(C)(vi) of the Existing Lease, the SNDA shall
 ----                -------------------
apply to the Lease and the Premises (as expanded pursuant to this Amendment); provided, however, and notwithstanding anything to the contrary contained herein, if requested by Lender in connection with or resulting from this Amendment, Tenant shall enter into a modification or new subordination, non-disturbance and attornment agreement, which such modification or agreement shall confer substantially the same rights and obligations on Landlord, Tenant and Lender as set forth in the SNDA, and require substantially the same covenants, representations and agreements of the parties as set forth in the SNDA.

          11. Permitted Use. Notwithstanding anything to the contrary contained
              -------------
in the Existing Lease, in addition to, and not in exclusion of, the uses set forth in Paragraph 1.8 of the Existing Lease, Tenant shall have the right,
         -------------
subject to all applicable laws, governmental requirements and limitations and matters of record, to use the Premises for incidental display/showroom purposes for items and products produced at and/or distributed from the Premises.

          12. Brokers. Tenant and Landlord each warrant that it has had no
              -------
dealing with any broker or agent in connection with this Amendment. Tenant and Landlord each will indemnify, defend and hold the other harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any broker or agent based on dealings with the indemnifying party with respect to this Amendment.

          13. Conflict. In the event of any conflict between the Existing Lease
              --------
and this Amendment, this Amendment shall prevail. Except to the extent herein modified, the Existing Lease shall continue in full force and effect.

          14. Counterparts. This Amendment may be executed in any number of
              ------------
counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

          15. Binding on Successors.  The provisions of this Amendment shall
              ---------------------
bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

          16. Attorneys' Fees. In the event that at any time after the date
              ---------------
hereof either the Landlord or Tenant shall institute any action or proceeding against the other relating to this Amendment, then and in that event, the party not prevailing in such action or proceeding shall reimburse the prevailing party for the reasonable expenses or attorneys' fees and all costs and disbursements incurred therein by the prevailing party.

          17. Governing Law. This Amendment is made under and shall be construed
              -------------
pursuant  to the laws of the State of California.

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment the date and year first above written.

                              "LANDLORD"

                              YORK MOORPARK INDUSTRIAL, L.L.C., an Arizona limited partnership

                              By: ARIZONA LAND ASSOCIATES, a California limited
                                  partnership, its Managing Member

                                  By: YORK ARIZONA CORP., a California
                                      corporation, its General Partner

                                      By:  /s/ James York
                                         ----------------
                                           James York, its President

                              "TENANT"

                              VARIFLEX, INC., a Delaware corporation


                              By: /s/ Roger M. Wasserman
                                  ----------------------
                              Name: Roger M. Wasserman
                                    ------------------
                              Its: Chief Financial Officer
                                   -----------------------

                              By: /s/ Steven L. Muellner
                                  ----------------------
                              Name: Steven L. Muellner
                                    ------------------
                              Its: President
                                   ---------

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                                    EXHIBIT A
                                    ---------

                                    SITE PLAN

                                (To Be Attached)

                                       7

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                                    EXHIBIT B
                                    ---------

                             REPAIRS TO BE COMPLETED


                                (To Be Attached)

                                       8